UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity and Asset Purchase Agreement

On November 2, 2026, CVR Energy, Inc., a Delaware corporation (the “Company”), entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with Marathon Petroleum Company LP, Tesoro Refining & Marketing Company LLC, Tesoro Logistics Operations LLC, Western Refining Southwest LLC, Western Refining Terminals, LLC and Marathon Petroleum Supply and Trading LLC (collectively, the “Sellers”), each a subsidiary or affiliate of Marathon Petroleum Corporation.

Pursuant to the Purchase Agreement, the Company has agreed to acquire (i) 100% of the outstanding membership interests of St. Paul Park Refining Co. LLC, which owns the St. Paul Park Refinery, (ii) 17% of the outstanding common interests of Minnesota Pipe Line Company, LLC, (iii) 17% of the outstanding common stock of MPL Investments, Inc. and (iv) certain other assets of the Sellers, including the Mandan Refinery, the related marketing business and terminal, pipeline, rack, tankage and other logistics assets (collectively, the “Target Assets”) and to assume certain liabilities related to the Target Assets, other than specified liabilities to be retained by the Sellers. The acquisition of the Target Assets is referred to herein as the “Acquisition.”

Summary of the Terms of the Purchase Agreement

Consideration. The Company has agreed to purchase the Target Assets for an aggregate base cash purchase price of $4,200 million, subject to certain customary closing adjustments, including net working capital adjustments, in each case as of the closing of the Acquisition (the “Acquisition Closing”), and subject to other specified adjustments. The Company will also assume certain liabilities relating to the Target Assets, including environmental liabilities, whether arising before, on or after the Acquisition Closing, other than certain liabilities retained by the Sellers.

Representations, Warranties, Covenants and Indemnification. The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Sellers. The representations, warranties and pre-closing covenants of the Sellers generally do not survive the Acquisition Closing, and the Company will not have post-closing indemnification rights in respect of breaches thereof, subject to specified exceptions, including for Fraud (as defined in the Purchase Agreement). Concurrent with and effective upon execution of the Purchase Agreement, the Company has arranged a representation and warranty insurance policy intended to provide coverage in the event of any breaches of certain representations and warranties, subject to applicable policy limits, exclusions, deductibles and other terms and conditions. Following the Acquisition Closing, the Sellers and the Company have agreed to indemnify each other for certain liabilities and certain breaches of the Purchase Agreement, subject to certain limitations as more particularly set forth in the Purchase Agreement. The Purchase Agreement’s covenants include obligations of the Sellers concerning the operation of the Target Assets in the ordinary course during the period between the date of the Purchase Agreement and the Acquisition Closing, subject to specified exceptions, and obligations of the parties to use reasonable best efforts to obtain required antitrust approvals. The Company is not required to accept a specified Burdensome Condition (as defined in the Purchase Agreement), including a requirement to divest either acquired refinery or the Company’s Coffeyville or Wynnewood refinery. The Company is also required to use reasonable best efforts to arrange and obtain the financing for the Acquisition (including alternative financing in specified circumstances), and the Sellers are required to use reasonable best efforts to provide customary cooperation in connection with such financing, subject to specified limitations. The Company has also represented that it has, and at all times through the Acquisition Closing will have, at least $500 million of unrestricted cash and cash equivalents, which amount will increase, upon notice to the Sellers, by up to an additional $500 million upon the deposit of the proceeds of an equity offering completed by the Company after the date of the Purchase Agreement.

Closing Conditions. Completion of the Acquisition is subject to the satisfaction or waiver of certain conditions, including expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and other applicable antitrust laws; the absence of legal prohibitions and specified proceedings challenging the Acquisition or seeking substantial damages in connection with it; and the accuracy of the parties’ representations and warranties and material compliance with their covenants, subject to applicable qualifications. The Company’s obligation to close is also subject to the absence of a Material Adverse Effect (as defined in the Purchase Agreement) that has occurred since the date of the Purchase Agreement and is continuing at the Acquisition Closing, and receipt of written approval of, or other written non-objection to or authorization for, the transfer of the Mandan refinery’s hazardous waste permit by the North Dakota Department of Environmental Quality. The Acquisition is not subject to a financing condition.

Casualty and Condemnation. In the event of specified casualty or condemnation losses affecting the Target Assets prior to the Acquisition Closing, the Purchase Agreement provides, in specified circumstances and at the Sellers’ election, for the repair or restoration of the affected assets (which may delay the Acquisition Closing), a purchase price reduction or the assignment to the Company of related insurance or condemnation proceeds, but does not provide either party a right to terminate the Purchase Agreement.

Termination. The Purchase Agreement contains termination rights for the Company and the Sellers, including if the Acquisition Closing has not occurred within 270 days after execution of the Purchase Agreement, subject to extension to as late as 360 days after execution in specified circumstances relating to antitrust approvals or casualty restoration. Upon termination in specified circumstances, the Company may be required to pay a reverse termination fee equal to (i) 2% of the aggregate base purchase price, or $84 million, for failure of the antitrust closing conditions by the applicable outside date, including following the Company’s permitted rejection of a Burdensome Condition; (ii) 6%, or $252 million, for the Company’s Willful Breach (as defined in the Purchase Agreement) or a qualifying failure to close because required financing is not obtained or funded; or (iii) 4%, or $168 million, for other specified failures to close. The reverse termination fees are not cumulative. The MPC Sellers (as defined in the Purchase Agreement) may be required to pay the Company a termination fee equal to 5% of the aggregate base purchase price for the Sellers’ Willful Breach or 4% for other specified failures to close. The Purchase Agreement also provides for specific performance in certain circumstances, subject to the conditions and limitations set forth therein.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

The Purchase Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, the Sellers or any of their respective subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by stockholders of, or other investors in, the Company. Such stockholders and investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers or any of their respective subsidiaries or affiliates. Information related to the representations and warranties may change after the date of the Purchase Agreement, and any changes to such information may not be reflected in the Company’s public filings.

Commercial Investor Equity Investment

On November 2, 2026, in connection with the execution of the Purchase Agreement, the Company entered into a subscription agreement (the “Subscription Agreement”) with Trafigura US Holdings, Inc. (the “Commercial Investor”), pursuant to which the Commercial Investor agreed to purchase approximately 14,989,695 shares of the Company’s Series A-1 non-voting preferred stock (the “Commercial Preferred Stock” and, together with any additional shares of preferred or common stock issued as delay compensation, the “Commercial Investor Shares”) at a base price of $53.37 per share (the “Investment Price”), for an aggregate purchase price of $800,000,000 (the “Commercial Investor Equity Investment”). The Commercial Preferred Stock will be convertible at the holder’s election into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), initially on a one-for-one basis upon expiration or termination of the applicable waiting period under the HSR Act. The Commercial Investor may not convert the Commercial Preferred Stock if such conversion would result in the Commercial Investor’s beneficial ownership of Common Stock exceeding 9.50% of the total outstanding Common Stock, which limitation may be waived at the election of the Commercial Investor upon no less than sixty-one (61) days’ notice. The Commercial Preferred Stock ranks pari passu with the Common Stock, has no right to receive dividends or distributions not payable to holders of Common Stock (other than for certain specified delays), and is otherwise substantially equivalent to the Common Stock, but does not have general voting rights. The Subscription Agreement also provides for certain pricing adjustments, including for certain lower priced equity financings between the date of the Subscription Agreement and the earlier of the Acquisition Closing and termination of the Purchase Agreement in accordance with its terms, and the issuance of additional shares of Commercial Preferred Stock (or, at closing, Common Stock at the Commercial Investor’s election) as compensation for specified delays in consummation of the Acquisition or receipt of HSR Act approval for conversion of the Commercial Preferred Stock, subject to applicable conditions. Such credits will begin to accrue six months after signing, each at 1% per annum, and may accrue concurrently. The Company intends to use the proceeds of the Commercial Investor Equity Investment to partially finance the aggregate consideration for the Acquisition. In connection with the Acquisition and the Commercial Investor Equity Investment, the Company and certain of its subsidiaries entered into commercial agreements and related arrangements with affiliates of the Commercial Investor, as described below under “Commercial Agreements.”

The Commercial Investor’s obligation to consummate the Commercial Investor Equity Investment is subject to the concurrent satisfaction or waiver of the conditions to the closing of the Acquisition under the Purchase Agreement (other than conditions to be satisfied at closing, subject to their satisfaction or waiver at closing), the substantially concurrent consummation of the Acquisition, material compliance with the agreed capital plan, receipt of the specified financing and certain other customary closing conditions. The Subscription Agreement will terminate in specified circumstances, including upon termination of the Purchase Agreement in accordance with its terms. The Commercial Investor Shares will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Commercial Investor Equity Investment, concurrently with execution of the Subscription Agreement, the Company has entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Commercial Investor, pursuant to which the Commercial Investor is entitled upon closing to certain demand, piggyback and shelf registration rights with respect to the Common Stock. Pursuant to the Investor Rights Agreement, the Commercial Investor is entitled to designate a board observer to the board of directors of the Company, which the Commercial Investor may convert at its election into the right to designate one nominee for election to the board of directors of the Company, for so long as the Commercial Investor retains at least 50% of its equity position acquired upon consummation of the Acquisition. Pursuant to the Investor Rights Agreement, the Commercial Investor is also entitled to certain information and preemptive rights upon consummation of the Acquisition, subject to certain conditions. The preemptive right applies from signing to qualifying issuances at or below the Commercial Investor’s subscription price.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, including the Investor Rights Agreement attached thereto, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Commercial Agreements

On November 2, 2026, in connection with the execution of the Purchase Agreement and the Commercial Investor Equity Investment, a subsidiary of the Company entered into a crude oil supply agreement (the “Supply Agreement”) with Trafigura Trading LLC (the “Commercial Counterparty”) with respect to the Target Assets. The Company’s subsidiaries and the Commercial Counterparty also entered into other commercial agreements relating to the Target Assets (collectively with the Supply Agreement, the “Commercial Agreements”). The Commercial Agreements will become effective upon the later of the Acquisition Closing and the satisfaction or waiver of applicable conditions, including funding of the Commercial Investor Equity Investment, and will expire on the tenth anniversary of that effective date, subject to an extension option exercisable by the Commercial Counterparty.

Under the Commercial Agreements, the Commercial Counterparty will purchase the initial crude oil and feedstock inventories at the Mandan and St. Paul Park refineries and, under the Supply Agreement, will serve as their exclusive crude oil supply and intermediation counterparty, subject to specified exceptions. Under the Supply Agreement, the Company’s subsidiaries will determine the crude slate and nominate monthly volumes, the Commercial Counterparty will source crude oil from third parties consistent with those nominations, and title will pass to the Company’s subsidiaries as crude oil is withdrawn from designated refinery storage tanks. The Company’s subsidiaries will continue to operate the refineries and retain exposure to refining margins. The Company’s subsidiaries will also provide related storage, logistics and transportation services and temporarily assign specified transportation and storage rights to the Commercial Investor.

The foregoing descriptions of the Commercial Agreements do not purport to be complete. The description of the Supply Agreement is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

IEP Subscription Agreement

On November 2, 2026, the Company entered into a subscription agreement (the “IEP Subscription Agreement”) with American Entertainment Properties Corp. (“AEP”), a wholly-owned corporate subsidiary of Icahn Enterprises Holdings L.P., pursuant to which AEP committed, subject to the terms and conditions thereof, to purchase shares of the Company’s Series A-2 non-voting mandatory convertible preferred stock (the “IEP Preferred Stock”) for an aggregate purchase price of up to $500,000,000 at a price per share equal to the Investment Price (the “IEP Commitment”). The IEP Preferred Stock ranks pari passu with the Common Stock, has no right to receive dividends or distributions not payable to holders of Common Stock, and is otherwise substantially equivalent to the Common Stock, but does not have general voting rights. The IEP Preferred Stock will automatically convert into Common Stock on a one-for-one basis, subject to customary adjustments, promptly following expiration of the applicable waiting period under Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The amount of the IEP Commitment will be automatically and permanently reduced, on a dollar-for-dollar basis, by the aggregate gross cash proceeds received by the Company from public offerings of its Common Stock consummated after the date of the IEP Subscription Agreement and before the funding of the IEP Commitment. The proceeds of the IEP Commitment, if needed, will be used solely to fund a portion of the consideration for the Acquisition.

AEP’s obligation to consummate the IEP Commitment is subject to the concurrent satisfaction or waiver of the conditions to the closing of the Acquisition under the Purchase Agreement (other than conditions to be satisfied at closing, subject to their satisfaction or waiver at closing), the substantially concurrent consummation of the Acquisition and certain other customary closing conditions. The IEP Subscription Agreement will terminate in specified circumstances, including upon termination of the Purchase Agreement in accordance with its terms or receipt by the Company of aggregate gross cash proceeds of at least $500,000,000 from such public offerings. The Company has agreed to pay AEP a non-refundable commitment fee equal to 1.00% of the aggregate commitment under the IEP Subscription Agreement, which is payable upon execution of the IEP Subscription Agreement, and to reimburse AEP’s transaction expenses. The terms of the IEP Commitment, the IEP Subscription Agreement and the IEP Stockholders Agreement (as defined below) have been approved by the Company’s Board of Directors upon the recommendation of a special committee of the Company’s Board of Directors comprised entirely of independent and disinterested directors.

IEP Stockholders and Registration Rights Agreement

In connection with the execution of the IEP Subscription Agreement, on November 2, 2026, the Company entered into a Stockholders and Registration Rights Agreement (the “IEP Stockholders Agreement”) with Icahn Enterprises L.P. (“IEP”). Pursuant to the IEP Stockholders Agreement, IEP is entitled to designate six directors to serve on the Board of Directors of the Company (the “Board”) while IEP and its controlled affiliates beneficially own more than 50% of the Company’s outstanding Common Stock and five directors while they own at least 40% but not more than 50% of the Company’s outstanding Common Stock. Below those thresholds, IEP may designate four, three, two or one directors based on adjusted ownership thresholds of 30%, 20%, 10% and 5%, respectively, with protections against dilution based upon share issuances by the Company and adjustments for changes in board size. Reductions in IEP Board designation rights will be determined based upon IEP’s ownership percentages immediately before the Company mails its proxy statement for the next annual meeting of the Company’s stockholders in any applicable year, and such reduction will take effect at the next annual meeting of the Company’s stockholders following reduction below the applicable threshold. The IEP Stockholders Agreement also provides, at IEP’s request, for at least one qualified IEP designee to serve on each standing committee of the Board, subject to applicable law, exchange independence requirements and specified conflict exceptions, as well as IEP’s consent over the adoption, amendment or maintenance of any stockholder rights plan by the Company.

Pursuant to the IEP Stockholders Agreement, the Company will grant IEP and its affiliates certain demand, piggyback and shelf registration rights with respect to the Common Stock owned by IEP and its affiliates, subject to certain customary thresholds and conditions. In addition, under the IEP Stockholders Agreement, IEP and its affiliates may conduct an underwritten registered secondary offering of the Company’s Common Stock prior to the Acquisition Closing following or concurrently with the Company’s public offering of Shares in connection with the Acquisition, including shares sold pursuant to an underwriters’ option, on terms determined by IEP in its sole discretion. The Company has agreed to take all actions reasonably necessary to facilitate such offering. The Company will not receive any proceeds from the sale of such shares by IEP and its affiliates.

IEP and its affiliates will also be entitled to information and preemptive rights for so long as they collectively retain at least 5% of the outstanding Common Stock of the Company, with certain protections against dilution based upon share issuances by the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the IEP Stockholders Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under the headings “Commercial Investor Equity Investment” and “IEP Subscription Agreement” in Item 1.01 of this Current Report is incorporated herein by reference.

The Commercial Investor Shares and the IEP Preferred Stock will be offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, in transactions by an issuer not involving a public offering. Each of the Commercial Investor and AEP has represented that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is not acquiring such shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and appropriate legends will be affixed to such securities.

Item 7.01. Regulation FD Disclosure.

On November 3, 2026, the Company announced the execution of the Purchase Agreement to acquire the Target Assets. The press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein. On November 3, 2026, the Company also posted an investor presentation related to the Acquisition on the Investor Relations page of the Company’s website at www.CVREnergy.com. The presentation provides an overview of the Acquisition and its strategic rationale. The presentation is furnished as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished, not filed, pursuant to Items 7.01 and 9.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be subject to liability under Section 18 of the Exchange Act, and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference. The furnishing of information in this Item 7.01, including Exhibits 99.1 and 99.2, is not intended to, and does not, constitute a determination or admission by the Company that such information, including Exhibits 99.1 and 99.2, is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Forward-Looking Statements

This Current Report may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: statements regarding the pending acquisition of the Target Assets including the anticipated benefits, synergies and cost savings of the Acquisition, and the expected financing and closing thereof; margin uplift; potential acquisitions; margin improvement; accretion in earnings per share of over 105% or at all; synergies; continued safe and reliable operations; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) conditions to the Acquisition Closing, including the expiration or termination of the waiting period under the HSR Act and the receipt of other required regulatory approvals; the Acquisition is not completed within the expected time frame, or anticipated benefits of the Acquisition are not realized; the intended permanent financing for the Acquisition is not consummated on favorable terms; occurrence of any event, change, or circumstance that could terminate the Purchase Agreement; demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of the Company to pay or increase cash dividends and of CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; our controlling shareholder’s intention regarding ownership of our Common Stock or CVR Partners’ common units; general economic and business conditions; political disturbances, geopolitical instability and tensions; existing and future laws, rulings, policies and regulations, including the reinterpretation or amplification thereof by regulators, and including but not limited to those relating to the environment, climate change, and/or the production, transportation, or storage of hazardous chemicals, materials, or substances, like ammonia; political uncertainty and impacts to the oil and gas industry and the United States economy generally as a result of actions taken by the administration, including the imposition of tariffs or changes in climate or other energy laws, rules, regulations, or policies; impacts of plant outages; potential operating hazards from accidents, fires, severe weather, tornadoes, floods, wildfires, or other natural disasters; the health and economic effects of any pandemic, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1*+	Equity and Asset Purchase Agreement, dated as of November 2, 2026, by and among CVR Energy, Inc., Marathon Petroleum Company LP, Tesoro Refining & Marketing Company LLC, Tesoro Logistics Operations LLC, Western Refining Southwest LLC, Western Refining Terminals, LLC and Marathon Petroleum Supply and Trading LLC.

10.1*+	Subscription Agreement, dated as of November 2, 2026, by and between CVR Energy, Inc. and Trafigura US Holdings, Inc. (including the Investor Rights Agreement attached as an exhibit thereto).

10.2* ^	Crude Oil Supply Agreement, dated as of November 2, 2026, by and between Trafigura Trading LLC and MND Holdco, LLC.

10.3*	Stockholders and Registration Rights Agreement, dated as of November 2, 2026, by and between CVR Energy, Inc. and Icahn Enterprises L.P.

99.1†	Press Release dated November 3, 2026, announcing the Acquisition.

99.2†	Investor Presentation.

104*	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Filed herewith.

†	Furnished herewith.

+

Schedules to and portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and portions of this exhibit to the Securities and Exchange Commission upon request.

^

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026

CVR Energy, Inc.

By:	/s/ Richard J. Roberts, Jr.
Richard J. Roberts, Jr.
Interim Chief Financial Officer, Vice President - Financial Planning & Analysis and Investor Relations